    As filed with the Securities and Exchange Commission on February 9, 2001
                                                Registration No. 333-________
=============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             EXE TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                           75-1719817
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                           Identification Number)

8787 STEMMONS FREEWAY, DALLAS, TEXAS                             75247
(Address of Principal Executive Offices)                       (Zip Code)

                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full Title of the Plan)

                                 RAYMOND R. HOOD
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             EXE TECHNOLOGIES, INC.
                              8787 STEMMONS FREEWAY
                               DALLAS, TEXAS 75247
                     (Name and Address of Agent for Service)

                                 (214) 775-6000
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                   Proposed               Proposed
         Title of                                   Maximum               Maximum
        Securities              Amount             Offering               Aggregate                   Amount of
           To be                 to be               Price                Offering                  Registration
         Registered            Registered           Per Share               Price                       Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock,                200,000 shares         $10.75(1)           $2,150,000                    $537.50
$.01 par value
--------------------------------------------------------------------------------------------------------------------
Common Stock,                100,000 shares         $9.8125(2)          $  981,250                    $245.32
$.01 par value
--------------------------------------------------------------------------------------------------------------------
TOTAL                        300,000 shares                             $3,131,250                   $783.00
====================================================================================================================

(1) 200,000 shares issuable under the Stock Option Plan for Non-Employee Directors are issuble upon the exercise of currently outstanding options with fixed exercise prices. Pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, the aggregate offering price and fee for these shares has been computed based on the weighted average price per share at which the outstanding options under this plan may be exercised.

(2) Calculated in accordance with Rules 457 (c) and (h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices reported on NASDAQ for February 8, 2001.

================================================================================

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the Registrant's Stock Option Plan for Non-Employee Directors pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

                  (1) The Registrant's latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                  (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

                  (3) The description of the common stock of the Registrant, $0.01 par value per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

         ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

         ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") permits a Delaware business corporation to indemnify its directors, officers, employees and agents against liability for each such person's acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action, if he or she had no reasonable cause to believe his or her conduct was unlawful. Section Nine of the Registrant's second amended and restated certificate of incorporation (the "Certificate of Incorporation") and Article Eight of the Registrant's amended and restated by-laws (the "By-laws") provide that the Registrant, to the full extent permitted by Section 145 of the DGCL, shall indemnify all of its past and present directors or officers and may indemnify all of its past or present employees or other agents. To the extent that the Registrant's director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the Certificate of Incorporation and By-laws, or in defense of any claim, issue or matter therein, the Registrant shall indemnify him or her against actually and reasonably incurred expenses in connection therewith. Such expenses may be paid in advance of the final disposition of the action upon receipt of an undertaking to repay the advance if it is ultimately determined that such person is not entitled to indemnification.

         As permitted by Section 102(b)(7) of the DGCL, Section Eight of the Certificate of Incorporation provides that none of the Registrant's directors shall be liable to the Registrant for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends on or redemption of the Registrant's capital stock or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant has obtained a policy insuring it and its directors and officers against certain liabilities, including liabilities under the Securities Act, and has entered or will enter into indemnification agreements with the Registrant's directors and officers.

         ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

         ITEM 8. EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         ITEM 9. UNDERTAKINGS.

         1.      The Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas on February 9, 2001.

                                      EXE TECHNOLOGIES, INC.

                                      By: /s/ Raymond R. Hood
                                          -------------------------------------
                                          Raymond R. Hood
                                          President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of EXE Technologies, Inc. hereby severally constitute and appoint Raymond R. Hood and Michael A. Burstein, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable EXE Technologies, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                 Title                       Date
      /s/ Raymond R. Hood                  President and Chief Executive Officer,   February 9, 2001
    ---------------------                  and Director (Principal Executive
    Raymond R. Hood                        Officer and Director)

      /s/ Michael A. Burstein              Senior Vice President, Finance, Chief    February 9, 2001
    -------------------------              Financial Officer and Treasurer
    Michael A. Burstein                    (Principal Financial Officer and
                                           Principal Accounting Officer)

      /s/ Lyle A. Baack                    Chairman of the Board of Directors       February 9, 2001
    -------------------------------
    Lyle A. Baack

      /s/ Adam C. Belsky                   Director                                 February 9, 2001
    ---------------------------
    Adam C. Belsky

      /s/ Klaus P. Besier                  Director                                 February 9, 2001
    ------------------------------
    Klaus P. Besier

      /s/ Gregory A. Brady                 Director                                 February 9, 2001
    --------------------------
    Gregory A. Brady

      /s/ J. Michael Cline                 Director                                 February 9, 2001
    ------------------------------
    J. Michael Cline

      /s/ Steven A. Denning                Director                                 February 9, 2001
    --------------------------
    Steven A. Denning

      /s/ Michael J. Durham                Director                                 February 9, 2001
    --------------------------
    Michael J. Durham

      /s/ Jay C. Hoag                      Director                                 February 9, 2001
    -------------------------------
    Jay C. Hoag

      /s/ Jeffrey R. Rodek                 Director                                 February 9, 2001
    ----------------------------
    Jeffrey R. Rodek

                                  EXHIBIT INDEX

 EXHIBIT
 NUMBER                         DESCRIPTION
4.1      Second Amended and Restated Certificate of Incorporation of the
         Registrant (Incorporated herein by reference to Exhibit 3.1b to the
         Registrant's Quarterly Report on Form 10-Q for the period ended June
         30, 2000).

4.2 Amended and Restated By-Laws of the Registrant (Incorporated herein by reference to Exhibit 3.2b to the Registrant's Quarterly Report on Form
         10-Q for the period ended June 30, 2000).

5.1      Opinion of Hale and Dorr LLP.

23.1     Consent of Hale and Dorr LLP (included in Exhibit 5.1).

23.2     Consent of Ernst & Young LLP.

24.1     Power of Attorney (included in page II-5).